THE ALLIANCEBERNSTEIN POOLING PORTFOLIOS
                                 Code of Ethics

                 Adopted as of            Pursuant to Rule 17j-1
                    Under the Investment Company Act of 1940

      1. Purposes

            This Code of Ethics has been adopted by the Portfolios in accordance with Rule 17j-1(b) under the Investment Company Act of 1940, as amended. Under Rule 17j-1 (a copy of which is attached as Exhibit A), certain conduct by "access persons" (as defined in the Rule) of an investment company, its adviser and its principal underwriter with respect to purchases or sales of securities held or to be acquired by such company is prohibited. As indicated in Section 2 below, this Code of Ethics applies to such access persons of the Portfolios. The Portfolios understand that (i) the Adviser has adopted a code of ethics with respect to its access persons under the Rule with respect to the Portfolios and
(ii) there are no such persons with respect to the principal underwriter of the Portfolios not covered by that code.

            In addition to the specific prohibitions on certain personal Securities transactions of Access Persons as set forth below, all Access Persons are prohibited, in connection with the purchase or sale directly or indirectly by such persons of a Security held or to be acquired by the Portfolios, from:

            (a) Employing any device, scheme or artifice to defraud the Portfolios;

            (b) Making to the Portfolios any untrue statement of a material fact or omitting to state to the Portfolios a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

            (c) Engaging in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Portfolios;

            (d) Engaging in any manipulative practice with respect to the Portfolios; or

            (e) Revealing to any other person (except in the normal course of his or her duties on behalf of the Portfolios) any information regarding Securities transactions by the Portfolios or the consideration by the Portfolios or the Adviser of any such Securities transactions.

            In addition, this Code of Ethics is intended to ensure that personal Securities transactions of the Portfolios' Access Persons are conducted in accordance with the following principles:

            (i) A duty at all times to place the interests of the Portfolios and their shareholders before the personal interests of the Access Person.


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            (ii)  The requirement that all personal Securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

            (iii) The Portfoliosamental standard that the Portfolios' personnel not take inappropriate advantage of their positions.

      2. Application

            (a) This Code of Ethics applies to all Access Persons of the Portfolios whether or not such persons are employed by or are officers or directors of the Adviser or its general partner. Certain of these Access Persons are also subject to the Adviser's Code of Ethics and Statement of Policy and Procedures Regarding Personal Securities Transactions as are officers and directors of the Adviser's general partner who are "access persons" of the Adviser under Rule 17j 1. Certain provisions of this Code of Ethics apply only to the Portfolios' "Investment Personnel".

            (b) The Portfolios will maintain lists of all their Access Persons and Investment Personnel, including a list of portfolio managers and will provide each such person with a copy of this Code of Ethics.

      3. Definitions

            (a) "Portfolios" refers to the AllianceBernstein Pooling Portfolios.

            (b) "Act" refers to the Investment Company Act of 1940, as amended.

            (c) "Adviser" refers to Alliance Capital Management L.P.

            (d) "Access Person" means any director or officer of the Portfolios and any Advisory Person.

            (e) "Advisory Person" means:

                  (i) any employee of the Portfolios or the Adviser (or of any company having the power to exercise a controlling influence over the management or policies of the Portfolios or the Adviser), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Portfolios, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

                  (ii) any natural person having the power to exercise a controlling influence over the management or policies of the Portfolios or the Adviser (unless such power is solely the result of his or her position

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                        with the Portfolios or the Adviser) who obtains
                        information concerning recommendations made to the Portfolios with regard to the purchase or sale of a security.

            (f) A Security is "being considered for purchase or sale" when a recommendation to purchase or sell a Security has been made and communicated, and with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

            (g) "Beneficial Ownership" is interpreted in the same manner as in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and includes ownership by any person who, directly or indirectly through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in a Security.

            (h) "Compliance Officer" means the Compliance Officer of the Adviser (or his or her designee) acting pursuant to delegated authority to the Alliance Compliance Department from the Portfolios' Board of Trustees.

            (i) "Control" has the same meaning as that set forth in Section 2(a)(9) of the Act.

            (j) "Independent Director" means a Director of the Portfolios who is not an "interested person" of the Portfolios within the meaning of Section 2(a)(19) of the Act.

            (k) "Investment Personnel" of the Portfolios refers to persons, other than employees of the Adviser, who are:

                  (i)   portfolio managers of the Portfolios, or

                  (ii) those Access Persons such as securities analysts and order placement personnel who provide information and advice to the Portfolios directly or indirectly or who assist in executing the portfolio managers' decisions.

            (l) "Purchase or sale of a Security" includes, among other things, the writing or purchase of an option to purchase or sell a Security.

            (m) "Security" shall have the meaning set forth in Section 2(a)(36) of the Act, and shall also include any derivative of any such instrument as well as commodities, futures contracts, options and forward contracts of any kind, except that it shall not include shares of open-end investment companies registered under the Act, securities issued by the Government of the United States, short-term debt securities which are government securities within the meaning of Section 2(a)(16) of the Act, bankers' acceptances, bank certificates of deposit, commercial paper, and such other money market instruments as are designated by the Compliance Officer.

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      4. Prohibited Purchases and Sales

            (a) Access Persons Access Persons are subject to the following requirements:

                  (i) No Access Person shall purchase or sell, directly or indirectly, any Security in which the Access Person has, (or by reason of such transaction would have) any Beneficial Ownership unless such Access Person obtains the prior written approval of the Compliance Officer for the transaction. The Compliance Officer (having no personal interest in the subject transaction) may approve the transaction if the Compliance Officer concludes that the transaction is not likely to have any adverse economic impact on the Portfolios or on its ability to purchase or sell securities of the same class or other securities of the issuer involved. A request for preclearance must be made in writing in advance of the contemplated transaction and must state:

                        (A)   the name of the security involved,

                        (B) the number of shares or principal amount to be purchased or sold,

                        (C) the date or dates on which such securities are to be acquired or sold, and

                        (D) a brief description of the reason(s) the transaction is considered to be appropriate.

                  Any approval given under this paragraph will remain in effect for 24 hours.

                  (ii) No Access Person shall execute or cause the execution of a transaction in a Security in which the Access Person has (or by reason of such transaction would have) any Beneficial Ownership, on a day during which the Portfolios has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.

                  (iii) No Access Person shall engage in any short sale of a
                        Security if, at the time of the transaction, the Access Person has actual knowledge that the Portfolios has a long position in such Security.

                  (iv) Persons who are Access Persons solely because of their status as Independent Trustees of the Portfolios shall not be subject to the requirements of paragraph (a)(i) and (ii) of this Section if, at the time of the transaction, such persons have no actual knowledge that the Security is being considered for the Portfolios or that the Security is being purchased or sold by the Portfolios.

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            (b) Investment Personnel In addition to the requirements set forth in paragraph (a) of this Section, Investment Personnel shall not:

                  (i) acquire any Beneficial Ownership in any Securities in any initial public offering;

                  (ii) acquire any Beneficial Ownership in any Securities in any private placement of securities unless the Compliance Officer has given his or her express prior written approval. The Compliance Officer, in determining whether such approval should be given, will take into account, among other factors, whether the investment opportunity should be reserved for the Portfolios and whether the opportunity is being offered to an individual by virtue of his or her position with the Portfolios. Investment Personnel who have been authorized to acquire Securities in a private placement must disclose that investment when they play a part in any investment company's subsequent consideration of an investment in the issuer. In such a case, the Portfolios' decision to purchase Securities of that issuer will be subject to an independent review by Investment Personnel with no personal interest in such issuer;

                  (iii) profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Securities held by the Portfolios within 60 calendar days ("short-term trades") (any short-term trades made in violation of this paragraph shall be unwound, or if that is not practicable, all profits from the short-term trading must be disgorged to the Portfolios), provided that the Compliance Officer may, upon written request, exempt the transaction from this prohibition, in whole or in part, and upon such conditions as the Compliance Officer may impose, if the Compliance Officer concludes that no harm resulted or would result to the Portfolios from the transaction and that to unwind the transaction or require disgorgement would be inequitable or result in undue hardship to the individual who entered into the transaction;

                  (iv) serve on any board of directors or trustees or in any other management capacity of any private or publicly traded company without prior written authorization by the Compliance Officer based upon a determination that such service would not be inconsistent with the interests of the Portfolios and its shareholders; or

                  (v) receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Portfolios, provided, however, that receipt of the following shall not be prohibited:

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                        (A)   an occasional breakfast, luncheon, dinner or
                              reception, ticket to a sporting event or the theater, or comparable entertainment, that is not so frequent, so costly, nor so extensive as to raise any question of impropriety;

                        (B) a breakfast, luncheon, dinner, reception or cocktail party in conjunction with a bona fide business meeting; and

                        (C)   a gift approved in writing by the Compliance
                              Officer.

                  Any exceptions or authorizations made or given under this
Section 4(b) shall be reported on a quarterly basis to the Board of Trustees.

            (c) Portfolio Managers In addition to the requirements set forth in paragraphs (a) and (b) of this Section, a portfolio manager of the Portfolios shall not buy or sell a Security within seven calendar days before and after the Portfolios trades in that Security. Any profit realized on any such trade must be disgorged as directed by the Compliance Officer.

      5. Exempted Transactions

            The requirements of Section 4(a)(i) and (ii) of this Code do not apply to:

            (a) Purchases or sales of Securities with respect to which the Access Person has (or by reason of such transaction would have) no Beneficial Ownership.

            (b) Purchases or sales that are non-volitional on the part of either the Access Person or Fund or are pursuant to a dividend reinvestment plan.

            (c) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of the issuer's Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

            (d) Any equity Securities transaction, or series of related transactions, involving no more than 500 shares in the aggregate or having a market value not exceeding $10,000 if at the time of the transaction,

                  (i) the Access Person has no actual knowledge that the Security is being considered for purchase or sale by the Portfolios or that the Security is being purchased or sold for the Portfolios, and

                  (ii) the issuer has a market capitalization (i.e., outstanding shares multiplied by the current price per share) greater than $1 billion.

            (e) Any fixed income Securities transaction involving no more than 100 units or having a principal amount not exceeding $25,000 if at the time of the transaction, the Access

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Person has no actual knowledge that the Security is being considered for purchase or sale by the Portfolios or that the Security is being purchased or sold by the Portfolios.

      6. Reporting

            (a) All Access Persons must direct their brokers to submit to the Compliance Officer a duplicate copy of the confirmation of each personal Securities transaction by the Access Person and a copy of each periodic statement for each brokerage account of the Access Person, provided however that an Access Person is not required to submit confirmations or periodic statements with respect to transactions effected in any account over which the Access Person does not have any direct or indirect influence or control, including such an account in which an Access Person has any Beneficial Ownership.

            (b) Notwithstanding paragraph (a) of this Section, an Independent Trustee shall not be required to submit or direct the submission of duplicate confirmations and statements. An Independent Trustee shall instead submit a report in a prescribed form to the Compliance Officer within 10 days after the end of each calendar quarter reporting whether the Trustee had any reportable securities transactions in the period to which the report relates. For purposes of this paragraph (b), a transaction is reportable only if the Independent Trustee knew, or in the course of fulfilling his or her official duties as a Trustee of the Portfolios, should have known, that during the 15 day period immediately preceding or after the date of a transaction in a Security in which the Trustee has any Beneficial Ownership such Security is or was purchased or sold by the Portfolios or such purchase or sale by the Portfolios is or was considered for purchase or sale by the Portfolios or its Adviser.

            (c) The Compliance Officer shall maintain the confirmations and periodic statements required by paragraph (a) above and such other records, if any, as are required by Rule 17j-1 under the Act. All reports furnished pursuant to this Section will be kept confidential, subject to the rights of inspection by the Trustees of the Portfolios, and by the Securities and Exchange Commission and by other third parties pursuant to applicable law.

            (d) Each Access Person, other than an Independent Trustee, must certify annually that he or she has read and understands the Code of Ethics that he or she recognizes that he or she is subject thereto and has complied with its provisions and disclosed or reported all personal Securities transactions required to be disclosed or reported by this Code of Ethics. Such certificates and reports are to be given to the Compliance Officer.

            (e) All Investment Personnel must disclose all personal Securities holdings upon commencement of employment with the Portfolios (or, if later, upon attaining an Investment Personnel position) and thereafter on an annual basis.

      7. Sanctions

            Upon learning of a violation of this Code, the Trustees of the Portfolios may impose such sanctions as they deem appropriate, including, among other things, censure,

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suspension or termination of the service of the violator. The Trustees may also recommend to the Adviser that the Adviser impose sanctions on an Access Person employed by the Adviser.

      8. Delegation

            Nothing in this Code of Ethics shall limit the ability of the Portfolios to delegate the performance of any or all of its obligations herein to any third party, including the Adviser or the Compliance Officer.

      9. Review by the Board of Trustees

            The Compliance Officer shall submit at least annually a report to the Portfolios' Board of Trustees concerning the operation of the Code during the period to which the report pertains and identifying any deviations or violations from such procedures requiring remedial action during such period and any recommended changes in existing restrictions or procedure based upon the Portfolios' experience under this Code of Ethics, evolving industry practices, or developments in applicable laws or regulations.

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                                  Certification

            I hereby acknowledge receipt of the Code of Ethics of The AllianceBernstein Pooling Portfolios. I certify that I have read and understand the Code of Ethics and recognize that I am subject to its provisions. I also certify that I have complied with the requirements of the Code of Ethics and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code of Ethics.


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